Exhibit A

As consideration for the Adviser’s services to each of the Funds listed below, the Adviser shall receive from each Fund a fee of the following annual percentages of the Fund’s average daily net assets during the month.

Claymore Exchange-Traded Funds Trust (as of September 27, 2017)

Ticker	Fund Name	Annual Advisory Fee (as a % of average daily net assets)	Operating Expense Limit (as a % of average daily net assets)

BSCH	Guggenheim BulletShares 2017 Corporate Bond ETF	0.24%	None
BSCI	Guggenheim BulletShares 2018 Corporate Bond ETF	0.24%	None
BSCJ	Guggenheim BulletShares 2019 Corporate Bond ETF	0.24%	None
BSCK	Guggenheim BulletShares 2020 Corporate Bond ETF	0.24%	None
BSCL	Guggenheim BulletShares 2021 Corporate Bond ETF	0.24%	None
BSCM	Guggenheim BulletShares 2022 Corporate Bond ETF	0.24%	None
BSCN	Guggenheim BulletShares 2023 Corporate Bond ETF	0.24%	None
BSCO	Guggenheim BulletShares 2024 Corporate Bond ETF	0.24%	None
BSCP	Guggenheim BulletShares 2025 Corporate Bond ETF	0.24%	None
BSCQ	Guggenheim BulletShares 2026 Corporate Bond ETF	0.24%	None
BSCR	Guggenheim BulletShares 2027 Corporate Bond ETF	0.24%	None
BSJH	Guggenheim BulletShares 2017 High Yield Corporate Bond ETF	0.42%	None
BSJI	Guggenheim BulletShares 2018 High Yield Corporate Bond ETF	0.42%	None
BSJJ	Guggenheim BulletShares 2019 High Yield Corporate Bond ETF	0.42%	None
BSJK	Guggenheim BulletShares 2020 High Yield Corporate Bond ETF	0.42%	None
BSJL	Guggenheim BulletShares 2021 High Yield Corporate Bond ETF	0.42%	None
BSJM	Guggenheim BulletShares 2022 High Yield Corporate Bond ETF	0.42%	None
BSJN	Guggenheim BulletShares 2023 High Yield Corporate Bond ETF	0.42%	None
BSJO	Guggenheim BulletShares 2024 High Yield Corporate Bond ETF	0.42%	None
BSJP	Guggenheim BulletShares 2025 High Yield Corporate Bond ETF	0.42%	None
CSD	Guggenheim S&P Spin-Off ETF	0.50%	0.60%
CVY	Guggenheim Multi-Asset Income ETF	0.50%	0.60%
CZA	Guggenheim Mid-Cap Core ETF	0.50%	0.60%
DEF	Guggenheim Defensive Equity ETF	0.50%	0.60%
GSY	Guggenheim Ultra Short Duration ETF	0.20%	0.27%
NFO	Guggenheim Insider Sentiment ETF	0.50%	0.60%
RYJ	Guggenheim Raymond James SB-1 Equity ETF	0.75%	None
WMCR	Wilshire Micro-Cap ETF	0.50%	None
WREI	Wilshire US REIT ETF	0.32%	None
EEB	Guggenheim BRIC ETF	0.50%	0.60%
DJD	Guggenheim Dow Jones Industrial Average® Dividend ETF	0.30%	None
LVL	Guggenheim S&P Global Dividend Opportunities Index ETF	0.50%	0.60%
OPD	Guggenheim Large Cap Optimized Diversification ETF	0.40%	None

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